AGREEMENT FOR PURCHASE AND SALE OF SHARE CAPITAL

                                       OF



                            SIGNAL PROCESSORS LIMITED



                                      Among


                        APPLIED CELLULAR TECHNOLOGY, INC.

                                       and

                            ROBIN JAMES SMITH-SAVILLE

                               ELSE MEYLAND-SMITH

                            LAWRENCE JAN MARTIN SMITH

                                SUSAN MARY SMITH

                               PAUL ROSCOE TURNER

                             STEPHEN KINGSLEY BARTON

                          MANAGED TECHNOLOGY INVESTORS
                    BY ITS GENERAL PARTNER, MTI MANAGERS LTD.

                              GEOFFREY JOHN WALKER

                              PETER MARTIN TERRELL

                                  MELVIN BARMAT

                            ROBERT BERNARD MICHAELSON





                               Dated July 30, 1997

                                 Bryan Cave LLP
                              29 Queen Anne's Gate
                                 London SW1H 9BU

                                  0171-896-1900
                            0171-896-1919 (facsimile)

             AGREEMENT FOR PURCHASE AND SALE OF ISSUED SHARE CAPITAL
                            OF SIGNAL PROCESSORS LTD.


     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of the 30th day of July 1997 (the "Effective Date"), by and between the following (the "Parties"):

     (a) APPLIED CELLULAR TECHNOLOGY, INC., a Missouri corporation with its address at P.O. Box 2067, James River Professional Center, Suite 2, Nixa, Missouri, United States 65714 ("Buyer");

     (b) ROBIN JAMES SMITH-SAVILLE, an individual with an address at Malting House, Newnham Road, Cambridge, Cambridgeshire CB3 9EY; ("Smith-Saville");

     (c) ELSE MEYLAND-SMITH, an individual with an address at Malting House, Newnham Road, Cambridge, Cambridgeshire CB3 9EY ("Meyland-Smith");

     (d) LAWRENCE JAN MARTIN SMITH, an individual with an address at 18 Highworth Avenue, Cambridge, Cambridgeshire CB4 2BG ("Martin Smith");

     (e) SUSAN MARY SMITH, an individual with an address at 18 Highworth Avenue, Cambridge, Cambridgeshire CB4 2BG ("Susan Smith");

     (f) PAUL ROSCOE TURNER, an individual with an address at 4 Goretree Road, Hemingford Grey, Huntingdon, Cambridgeshire PE18 9BP ("Turner");

     (g) STEPHEN KINGSLEY BARTON, an individual with an address at 12 Acre House Avenue, Lindley, Huddersfield HD3 3BB ("Barton");

     (h) MANAGED TECHNOLOGY INVESTORS, an English limited partnership registered in England with registration number LP2964 acting by its general partner, MTI MANAGERS LTD., an English company with an address at Langley Place, 99 Langley Road, Watford, Herts WD1 3PE ("MTI");

     (i) GEOFFREY JOHN WALKER, an individual with an address at 259 Campkin Road, Cambridge CB4 2LE ("Walker");

     (j) PETER MARTIN TERRELL, an individual with an address at 20 Meadow Lane, Over, Cambridgeshire CB4 5NF ("Terrell"); and

     (k) MELVIN BARMAT, an individual with an address at 6304 Herkos Court, Bethesda, Maryland 20817 ("Barmat").

     (l) ROBERT BERNARD MICHAELSON, an individual with an address at 23 Assarts Road, Malvern Wells, Worcestershire WR14 4HW ("Michaelson")

     Smith-Saville, Meyland-Smith, Martin Smith, Susan Smith, Turner, Barton, MTI, Walker, Terrell, Michaelson and Barmat are referred to in this Agreement as the Sellers".


                                    RECITALS

     A. SIGNAL PROCESSORS LTD. (the "Company") is a private limited company registered in England with a total authorized capital as of Closing of thirty one thousand four hundred pounds sterling ((pound)31,400), made up of three hundred fourteen thousand (314,000) ordinary shares with a par value of ten pence ((pound).10) per share. The Company at Closing will have issued and outstanding a total of three hundred thirteen thousand seven hundred and fifty seven (313,757) ordinary and preferred ordinary shares (the "Shares").

     B. Of the Company's total issued and outstanding share capital at Closing, Smith-Saville owns one hundred fifty eight thousand Nine Hundred and twenty nine (158,929) Shares, Meyland-Smith owns four thousand (4,000) Shares, Turner owns twelve thousand (12,000) Shares, Martin Smith and Susan Smith each own six thousand (6,000) Shares, Barton owns one thousand five hundred (1,500) Shares, MTI are the beneficial owners of ninety four thousand one hundred seventeen (94,117) Shares, Walker owns nineteen thousand six hundred and thirty six Shares (19,636), Terrell owns three thousand one hundred and ninety five (3,195) Shares, Michaelson owns seven thousand eight hundred and eighty (7,880) Shares and Barmat owns five hundred (500) Shares.

     C. Smith-Saville and Walker and Terrell are parties to option agreements dated respectively the 8th day of August 1996 and the 22nd day of August 1996 ("Continuing Option Agreements") pursuant to which Walker and Terrell have options to acquire various Shares from Smith-Saville. The Company and Walker and Michaelson are parties to option agreements both dated the 8th day of August 1996 (the "Option Agreements") pursuant to which Walker and Michaelson have options to acquire various Shares. The Company, MTI, and Smith-Saville, Walker, Martin Smith, Turner, Meyland-Smith, Barton and Terrell are parties to a Subscription Agreement dated the 29th day of March 1989 (the "Subscription Agreement") governing the issuance of Shares to MTI and various matters affecting the Company's organisation and management. In anticipation of the other transactions contemplated by this Agreement, Walker, Smith-Saville, the Company, MTI, Martin Smith, Michaelson, Turner, Meyland-Smith, Barton and Terrell will procure that the Option Agreements, but not the Continuing Option Agreements, and the Subscription Agreement are terminated.

     D. Subject to the conditions set forth in this Agreement, the Buyer has agreed to purchase and the Sellers have agreed to sell eighty percent of the Shares owned by Sellers (or two hundred fifty-one thousand and six (251,006) Shares). The Buyer has also agreed to give Sellers put options for the balance of the Shares which are not immediately purchased.

     E. The Parties have agreed to enter into this Agreement to set forth the terms and conditions governing the purchase and sale of the Shares, the grant of the put options, and various other matters incident to these transactions.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:


                                    ARTICLE I

                         COMPLETION OF PURCHASE AND SALE

     I.1 Sale of the Shares. Upon the terms and subject to the conditions and in reliance on the representations and warranties set forth in this Agreement, at Closing, each Seller shall sell and deliver to Buyer and Buyer shall purchase and accept from each Seller the following Shares (the "Sale Shares"):

          (a) from Smith-Saville one hundred and twenty two thousand three hundred forty four (122,344) Shares;

          (b) from Meyland-Smith three thousand one hundred ninety five (3,195) Shares;

          (c) from Martin Smith four thousand seven hundred ninety two (4,792) Shares

          (d) from Susan Smith four thousand seven hundred ninety two (4,792) Shares;

          (e) from Barton one thousand five hundred (1,500) Shares;

          (f) from MTI eighty four thousand seven hundred fifty eight (84,758) Shares;

          (g) from Walker nineteen thousand six hundred thirty six (19,636) Shares;

          (h) from  Terrell  three  thousand  one hundred  ninety  five  (3,195)
     Shares;

          (i) from Michaelson six thousand two hundred ninety four (6,294) Shares; and

          (j) from Barmat five hundred (500) Shares.

     I.2 Share rights. Each of the Sellers shall sell and in the case of MTI procure the sale of the Sale Shares with full title guarantee and all rights attaching to them, free and clear of all security interests, claims, and restrictions. Each of the Sellers hereby waives any pre-emption rights it may have in relation to any of the Sale Shares whatsoever.

                                   ARTICLE II

                             PURCHASE CONSIDERATION

     II.1 Consideration. The purchase consideration for the Sale Shares shall be payable in the Buyer's Class A Common Shares validly issued, fully paid and non-assessable (the "Buyer's Shares") with the values calculated either according to Plan A or Plan B as defined below and as issued in installments under such Plan A or Plan B. Each of Sellers shall be paid in accordance with either Plan A or Plan B as indicated on Schedule 2.1 attached hereto and incorporated herewith and shall be paid in Buyer's Shares with such values as are set forth on such Schedule 2.1. For the avoidance of doubt, the choice of Plan A or Plan B made by Sellers as indicated on Schedule 2.1 is fixed and irrevocable and can not be changed at any time after execution of this Agreement.

     II.2 Plan A Consideration. The purchase consideration payable to each of the Sellers being remunerated under Plan A ("Plan A Sellers") for the Sale Shares shall be calculated and paid as follows:

          (a) The Buyer shall issue at Closing to each of the Plan A Sellers, Buyer's Shares with a value equal to nine hundred thousand pounds sterling ((pound)900,000), multiplied by a ratio, the numerator of which shall be the number of Sale Shares being sold by such Plan A Seller as set forth in
     Section 1.1 and the denominator of which shall be the total number of Sale Shares.

          (b) The following additional Buyer's Shares shall be issued upon satisfaction of the conditions and at the times indicated below:

               (i) In the event the Company's Operating Profit for the 1997 calendar year is equal to or greater than two hundred and forty five thousand pounds sterling ((pound)245,000), the Buyer shall issue to the Plan A Sellers, to be allocated in accordance with Section 2.2(d), total additional Buyer's Shares with a value of four hundred and eighty two thousand one hundred and thirty-three pounds sterling ((pound)482,133), to be issued within thirty (30) days of the approval by the Company's directors of the Company's final audited accounts for such 1997 calendar year unless the dispute resolution procedure set forth in Section 2.6 is activated, in which case such Buyer's Shares shall be issued upon completion of the dispute resolution process.

               (ii) In the event the Company's Operating Profit for the 1997 calendar year is greater than zero pounds sterling ((pound)0) but less than two hundred and forty five thousand pounds sterling ((pound)245,000), the Buyer shall issue to the Plan A Sellers, to be allocated in accordance with Section 2.2(d), total additional Buyer's Shares with a value of two hundred and forty one thousand and sixty six pounds sterling ((pound)241,066), to be issued within thirty (30) days of the approval by the Company's directors of the Company's final audited accounts for such 1997 calendar year unless the dispute resolution procedure set forth in Section 2.6 is activated, in which case such Buyer's Shares shall be issued upon completion of the dispute resolution process. In such a case, provided the Company's Operating Profit for the 1998 calendar year is equal to or greater than two hundred and forty five thousand pounds sterling ((pound)245,000), the Buyer shall also issue to the Plan A Sellers, to be allocated in accordance with Section 2.2(d), total additional Buyer's Shares with a value of two hundred and forty one thousand and sixty six pounds sterling ((pound)241,066), to be issued within thirty
          (30) days of the approval by the Company's directors of the Company's final audited accounts for such 1998 calendar year unless the dispute resolution procedure set forth in Section 2.6 is activated, in which case such Buyer's Shares shall be issued upon completion of the dispute resolution process.

          (c) For the avoidance of doubt, in the event that:

               (i) the Company has no Operating Profit for the 1997 calendar year, the Buyer shall have no obligation pursuant to Section 2.2(b) to issue additional Buyer's Shares; and

               (ii) the Company has Operating Profit of greater than zero pounds sterling ((pound)0) but less than two hundred and forty five thousand pounds sterling ((pound)245,000) for the 1997 calendar year and Operating Profit of less than two hundred and forty five thousand pounds sterling ((pound)245,000) for the 1998 calendar year, the Buyer's sole obligation pursuant to Section 2.2(b) shall be to issue additional Buyer's Shares with a value of two hundred and forty one thousand and sixty six pounds sterling ((pound)241,066) to the Sellers, to be allocated in accordance with Section 2.2(d), within thirty (30) days of the approval by the Company's directors of the Company's final audited accounts for the 1997 calendar year unless the dispute resolution procedure set forth in Section 2.6 is activated, in which case such Buyer's Shares shall be issued upon completion of the dispute resolution process.

          (d) Where  indicated,  the  Buyer's  Shares  payable  pursuant to this
     Section 2.2:

               (i) shall in the case of each installment be issued to each Plan A Seller in the proportion that Plan A Seller's Sale Shares bears to the total number of Sale Shares being sold under Plan A; and

               (ii) shall in any case where the purchase price can otherwise be paid in full only by the issuance of a fractional Buyer's Share be rounded up or down as the case may be.

     II.3 Plan B Consideration. The purchase consideration payable to the each of the Sellers being remunerated under Plan B ("Plan B Sellers") for the Sale Shares shall be calculated and paid as follows:

          (a) The Buyer shall issue at Closing to each of the Plan B Sellers, Buyer's Shares with a value equal to nine hundred thousand pounds sterling ((pound)900,000) multiplied by a ratio, the numerator of which shall be the number of Sale Shares being sold by such Plan B Seller as set forth in
     Section 1.1 and the denominator of which shall be the total number of all Sale Shares.

          (b) In the event the Company's Operating Profit for the 1997 calendar year is greater than three hundred and fifty thousand pounds sterling ((pound)350,000) and within thirty (30) days of the approval of the

     Company's final audited accounts for the 1997 calendar year by the directors of the Company unless the dispute resolution procedure in Section
     2.6 is activated (in which case such Buyer's Shares shall be issued upon completion of the dispute resolution process) the Buyer shall issue to each of the Plan B Sellers additional Buyer's Shares with a value calculated according to the following:

               (i) the product of the following amounts:

                    (A) five (5) times the  Company's  Operating  Profit for the
               1997 calendar year; multiplied by

                    (B) a fraction, the numerator of which is the number of Sale
               Shares sold by such Plan B Seller and the denominator of which is the total number of Shares of the Company;

               (ii) minus the value of the Buyer's Shares previously issued to such Plan B Seller pursuant to Section 2.3(a).

     The calculation described in this Section 2.4(b) can also be reflected in the following formula:

[(5 x 1997 Operating Profit) x Sale Shares Sold by B Seller] -
                                                     Shares

         ((pound)900,000 x Sale Shares Sold by B Seller)
                                    Total Sale Shares

          (c) For the avoidance of doubt, in the event that the Company's Operating Profit is equal to or less than three hundred and fifty thousand pounds sterling ((pound)350,000) for the 1997 calendar year, the Buyer shall have no obligation pursuant to Section 2.3(b) to issue additional Buyer's Shares.

          (d) In any case where the purchase price can otherwise be paid in full only by the issuance of a fractional Buyer's Share, the Buyer's Shares payable pursuant to this Section 2.3 shall be rounded up or down as the case may be.

     II.4 Valuation of Buyer's Shares. For all purposes of Sections 2.1 through 2.3, the Buyer's Shares shall be valued in accordance with the provisions of this Section 2.4.

          (a) The value of each of the Buyer's Shares in United States dollars shall be the sum of the closing National Association of Securities Dealers Automatic Quotation ("NASDAQ") bid price for the three (3) business days prior to the Effective Date divided by three (the "Effective Date NASDAQ Bid Price"). Provided that if for any Buyer's Shares the Effective Date NASDAQ Bid Price is more than the average closing NASDAQ bid price for the three (3) business days prior to the Alternative Value Date as defined hereunder (the "Alternative NASDAQ Bid Price"), the value of each the Buyer's Shares shall be the Alternative NASDAQ Bid Price.

          (b) The value of each of the Buyer's Shares as expressed in pounds sterling shall be the United States dollar value as computed in accordance with Section 2.4(a) converted into pounds sterling at an average closing spot exchange rate:

               (i) in the  case of  those  Buyer's  Shares  issued  pursuant  to
          Section 2.2(a) or 2.3(a), determined by dividing by three (3) the sum of the closing spot exchange rates for the three (3) business days prior to the Effective Date; and

               (ii) in the case of any Buyer's Shares issued pursuant to Section 2.2(b) or 2.3(b), determined by dividing by three (3) the sum of the closing spot exchange rates for the three (3) business days before the Alternative Value Date.

          (c) For purposes of this Section 2.4, the Alternative Value Date for any Buyer's Shares shall be the later of:

               (i) the date on which such Buyer's Shares are to be issued pursuant to Section 2.2(b) or 2.3(b), whichever applies; or

               (ii) the date on which registration of such Buyer's Shares is completed pursuant to Article XII.

          (d) The Effective Date NASDAQ Bid Price, the Alternative Bid Price, and any exchange rates shall be as reported in the relevant issue of The Wall Street Journal for which such information appears. All exchange rates shall be those applicable to trading among banks in amounts of one million United States dollars ($1,000,000) or more.

          (e) Any increase in the number of Buyer's Shares arising from the application of the other provisions of this Section 2.4 shall be made at the earliest possible date after the Alternative Value Date and shall be made by the issuance of such Buyer's Shares by the Buyer to the Sellers.

     II.5 Operating Profit. For purposes of this Agreement, Operating Profit shall mean the Company's profit or loss, for a twelve month financial year and not to be an apportionment of a longer period, computed by its auditors in accordance with generally accepted accounting principles and the Company's accounting policies as reflected on its audited accounts for the two financial years ended 30th June 1995 and 30th June 1996. Provided, however, that Operating Profit for purposes of this Agreement shall consist of such amount computed:

          (a) after deducting all reasonable management expenses including, without limitation, reasonable directors' remuneration (whether by way of fees, salary or commission) but excluding any management charges made by the Buyer and any fees, salary, commission or costs incurred by Kevin O'Keeffe or any of the Buyer's nominees which is not directly connected with their actual management of or appointment as an executive director to the board of directors of the Company;

          (b) after accounting for depreciation;

          (c) before deducting any interest paid to any creditor of the Company or any taxation on profits or on such interest;

          (d) without taking into account profits or losses of a capital nature arising on a disposal of fixed assets, investments, plant or any other assets capitalized in the accounts of the Company; and

          (e) after making such other adjustments as the Company's auditors consider appropriate.

     II.6 Dispute Resolution. If any Party disputes the Operating Profit as computed by the Company's auditors, such Party shall so notify the other Parties in writing ("Notice of Dispute") on or before the fourteenth (14th) day following approval of the final audited accounts by the board of directors of the Company, specifying in reasonable detail the points of disagreement. Upon receipt of the Notice of Dispute, Sellers and Buyer shall promptly consult with respect to such points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and Sellers within ten (10) days after the Notice of Dispute, they shall refer the dispute to a mutually agreeable chartered accountant ("Accountant") as a mediator. In the event the Parties can not agree upon an Accountant within fifteen (15) days after the Notice of Dispute, they shall apply to the President of the Institute of Chartered Accountants in England and Wales to appoint such Accountant as he sees fit. The Accountant, acting as expert not arbitrator, shall finally determine, as soon as practicable, and in any event within thirty (30) days after such reference, all points of disagreement with respect to Operating Profit. The Accountant shall apply the terms of this Agreement and GAAP consistent with the Financial Statements, and shall otherwise conduct the mediation under such procedures as the parties may agree. The fees and expenses of the Accountant incurred in connection with the mediation of Operating Profit shall be allocated between the Parties by the Accountant in proportion to the extent either Party did not prevail on items in dispute. All determinations by the Accountant shall be final, conclusive and binding with respect to Operating Profit and the allocation of fees and expenses.

     II.7 Stamp Duty. Any stamp duty which may become payable as a result of any transfer of the Sale Shares contemplated by this Agreement shall be payable by the Buyer.


                                   ARTICLE III
                           CONDITIONS AND RESCISSION

     III.1   Conditions.   The  purchase  of  the  Sale  Shares  and  the  other
transactions   set  forth  herein  are  conditional   upon  the  following  (the
"Conditions"):

          (a) the Buyer being satisfied that all corporate formalities required under the Companies Act 1985, as amended, have been complied with; and

          (b) the Sellers having procured the termination of the Option Agreements and Subscription Agreement without any party having any claim against any other Party arising out of any such agreement.

     If all of the Conditions are not fulfilled by 11th August 1997, this Agreement shall cease to have effect and no Party shall have any claim under it against any other Party, except for any prior breach.

     III.2 Best Endeavours. Each of the Parties shall use its best endeavors to ensure that this Agreement becomes unconditional by the date specified in
Section 3.1.

     III.3 Buyer's Right to Rescind. The Buyer shall have the right to rescind this Agreement by notice to the Sellers if prior to the Closing Date it appears that any of the representations and warranties set out in Article V or elsewhere in this Agreement (as modified by the Disclosure Schedule) (the "Warranties") is not or was not true and accurate in all material respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any material breach or nonfulfillment of any of the Warranties which (being capable of remedy) is not remedied prior to the Closing Date. Any right of the Buyer to rescind this Agreement pursuant to the specific provisions of this Section 3.3 shall be without prejudice to any other rights or claims which the Buyer might have against any other Party for breach of this Agreement.


                                   ARTICLE IV
                                     CLOSING

     IV.1 Closing  Provided that it has not been  rescinded in  accordance  with
Section 3.3, the consummation of the transactions contemplated herein ("Closing") shall take place at the offices of Bryan Cave LLP, 29 Queen Anne's Gate, London SW1H 9BU on 7th August 1997, or such other date as agreed between the Parties; provided however, that such date shall not be later than seven (7) days after this Agreement has ceased to be conditional under Section 3.1 (the "Closing Date") when, subject to Articles VII and VIII, all the transactions mentioned in this Article IV shall take place. Notwithstanding the foregoing, for purposes of allocating profits and/or losses of the Company to Buyer, the date of the transaction shall be deemed to be the 1st day of May 1997.

     IV.2 Deliveries of Sellers at Closing. Sellers shall deliver to Buyer:

          (a) duly completed and signed share transfers in favor of Buyer together with the relevant share certificates evidencing the Sale Shares;

          (b) the resignations of Meyland-Smith and Martin McNair as directors of the Company with a written acknowledgement from each person so resigning executed as a deed in agreed form that he has no claim against the Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever except only for accrued remuneration and reimbursable business expenses disclosed to Buyer and approved for payment by Buyer in writing on or before the Closing Date;

          (c) the statutory books of the Company complete and up-to-date and its certificate of incorporation and common seal;

          (d) appropriate forms to amend the mandates given by the Company to its bankers; and

          (e) written confirmation from the Sellers that other than the debts reflected in the Disclosure Letter, as defined below, there are no subsisting guarantees given by the Company in their favor and that none of Sellers will be indebted to the Company or vice versa.

     IV.3 Meetings. Meeting of the board of directors of the Company and of the members of the Company shall be held at which:

          (a) such persons as the Buyer may nominate shall be appointed additional directors;

          (b) the transfers referred to in Section 4.2(a) shall be approved (subject to stamping);

          (c) the resignations referred to in Section 4.2(b) shall be submitted and accepted effective the end of such meeting;

          (d) the accounting reference date of the Company is changed to 31st December with the first accounting period to use the new reference date being the period ending 31st December 1997; and

          (e)  such  changes  shall  be  made  in  the  Company's   articles  of
     association as the Buyer shall reasonably specify in advance of Closing.

     IV.4 Deliveries of Buyer at Closing. Upon completion of the matters referred to in Sections 4.2 and 4.3, the Buyer shall deliver to each of the Sellers stock certificates respecting those Buyer's Shares to be issued to such Seller pursuant to Sections 2.2(a) and 2.3(a).

     IV.5 Cooperation by the Parties. Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at Closing; provided, that the foregoing shall not require any Party to waive any condition herein to its obligations at Closing or to incur any substantial cost not otherwise required hereunder.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     V.1 True and Correct Warranties. Each of the Sellers represents and warrants that each of the Warranties made by him, her or it and contained in this Article V, except as expressly qualified herein or as set out in the disclosure schedule attached as Exhibit 5 to this Agreement (the "Disclosure Schedule"), is true and correct on the date hereof, and except as expressly disclosed to the Buyer between the Effective Date and the Closing Date, shall be true and correct on the Closing Date. In the event Sellers make any disclosure between the Closing Date and the Effective Date which would be a breach of any of the following Warranties if it were not made, Buyer shall have the right to rescind the Agreement. The rights and remedies of the Buyer in respect of any breach of the Warranties shall not be affected by Closing.

     V.2 Enforceable Agreement. Each of the Sellers hereby represents and warrants that he or she or it has the power and capacity to execute and deliver this Agreement, to perform the obligations of Sellers and to consummate the transactions contemplated hereby. Each of the Sellers agrees this Agreement constitutes a valid and binding obligation enforceable against him her or it in accordance with its terms.

     V.3 Share Ownership. Each Seller hereby represents and warrants that as of the Closing Date he, she or it will be the registered holder and beneficial owner of such of the Sale Shares as are attributed to he, she or it in Section 1.1, except for MTI which represents it is onoly the beneficial owner of such Sale Shares. Each Seller represents and warrants that his, hers or its shares are owned free and clear of all security interests, pledges, liens or other encumbrances, claims, and restrictions. Each Seller warrants that he, she or it shall transfer or procure the transfer of good and marketable title to the Sale Shares at Closing, free and clear of all security interests, pledges, liens or other encumbrances, claims, and restrictions. As at Closing, each Seller warrants that he, she or it will be entitled to transfer or procure the transfer of the full legal and beneficial ownership of the Sale Shares to Buyer without the consent of any other person.

     V.4 Further Warranties. In addition to those representations and warranties above, Terrell and Martin Smith insofar as they are aware, and Smith-Saville, Meyland-Smith, Michaelson and Walker hereby make the following representations and warranties to Buyer:

          (a) Capitalization of the Company. The authorized capital of the Company at Closing shall consist solely of three hundred fourteen thousand Shares of ten pence ((pound)0.10) each. The Sale Shares consist of two hundred fifty one thousand and six (251,006) Shares of ten pence ((pound)0.10) each. All of the Sale Shares will be duly authorized, validly issued and fully paid. There are no other shares or other securities of the Company which are outstanding or rights or options to acquire shares or other securities of the Company other than the Continuing Option Agreements. Other than the Continuing Option Agreements, neither the Sellers nor the Company are subject to any obligation to issue, deliver, redeem, sell, transfer or otherwise acquire or retire any Shares or any other securities of the Company.

          (b) Corporate Existence and Qualification. The Company is duly incorporated and validly existing under the laws of England and Wales with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

          (c) Financial Statements.

                    (i) Set forth at Exhibit  5.4(c) to this  Agreement  are (A)
               the audited financial statements of the Company as of 30th June for each of the years after 1993 and through 1996 and audited statements of earnings, shareholders' equity and changes in financial position or cash flow for the fiscal years then ended, and all notes, reports, statements, documents and schedules thereto, (B) the balance sheet of the Company as of 30th June 1996 ("Balance Sheet") and the related statements of earnings and changes in financial position for the period then ended, together with any notes or schedules thereto, ((A) and (B) together, the "Financial Statements"). The Financial Statements, other than where so indicated, have been audited by Chater Allan, independent registered auditors, and their unqualified opinion is set forth at Exhibit 5.4(c).

                    (ii) The  Financial  Statements  (A) present a true and fair view of the Company's financial position and results of operations at the dates and for the periods indicated, (B) will not have been affected (except as stated therein) by any unusual or nonrecurring items, (C) as of those dates will make full and proper provision or reserve for all actual claims and liabilities, contingencies where it is probable that a future event will confirm a loss which can be estimated with reasonable accuracy at the date on which the financial statements are approved by the board of directors and for all bad and doubtful debts, (D) make proper provision or reserve for all tax assessed or liable to be assessed or for which the Company is accountable including but not limited to deferred taxation, (E) comply with the requirements of the Companies Acts and other relevant statutes, and (F) have been prepared in accordance with generally accepted accounting principles in the United Kingdom for companies carrying on a similar business to that of the Company which accounting principles have been consistently applied in the preparation of each of the Financial Statements ("GAAP").

          (d) Taxes.

                    (i) The Company  timely has filed or caused to be filed with the appropriate Government entity all tax returns, accounts, reports and notices as reasonably requested or required to be filed by or on behalf of the Company, including estimated tax and informational returns ("Tax Returns") and no Tax Returns have been amended. All Tax Returns are true, correct, and complete in all respects. None of the Tax Returns currently is the subject of any audit, administrative proceeding, judicial proceeding or dispute.

                    (ii) All taxes  (whether or not reflected in the Tax Returns as filed) payable by the Company with respect to all periods reflected on the Tax Returns have been fully paid, and there is no liability and no grounds for the assertion or assessment of any additional taxes against the Company or its assets with respect to such periods. All taxes not yet due and payable are properly accrued and specifically identified as such on the Financial Statements and adequate reserves have been established therefor.

                    (iii) The Company has properly  operated the Pay as You Earn
               ("PAYE") system and any other wage withholding system required by any other jurisdiction, deducting tax as required by law from all payments to or treated as made to or benefits provided for its employees, ex-employees or independent contractors (including payments within Income and Corporation Taxes Act, 1988, section
               134) and has duly accounted to the Inland Revenue or such other relevant tax authority for such taxes deducted.

                    (iv) The  Company  has  complied  in all  respects  with the requirements and provisions of any applicable Value Added Tax ("VAT") legislation, and made and maintained up to the Closing Date up-to-date records, invoices, accounts and other documents required by or necessary for the purposes of the VAT legislation and has at all times punctually paid and made all payments and returns required under it.

                    (v) The  Company  is not  liable  to pay tax in any  country other than those countries listed in Exhibit 5.4(d). The Company has performed all necessary acts in order to claim all of the benefits of those double tax agreements to which it might be entitled, including any and all filings and other communications with the relevant tax authorities as might be required or advisable.

          (e)  Litigation.  Except  as  might  be set  forth  in the  Disclosure
     Schedule:

                    (i) there is not now pending,  any suit, claim,  litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to the knowledge of any of the Executive Directors threatened against the Company or involving its business, any of its property, or, in connection with its business, any of its shareholders, directors, officers, agents, or other personnel, including without limitation any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby;

                    (ii) the  Company is not now  subject  to any  order,  writ, injunction, or decree of any court or other Government entity ("Order") other than Orders of general applicability; and

                    (iii) during the five years  preceding the  Effective  Date, neither the Sellers nor the Company has threatened or has been threatened to be a party or subject to any Action or Order relating to personal injury, death, or property or economic damage arising from products of the Company.

          (f) Employee Benefit Matters. Exhibit 5.4(f) sets forth a complete and correct list of employees of the Company, their respective salaries, date of commencement of employment, vacation entitlement, level of pension contributions and company car entitlement. Complete and correct copies of all employment, consulting, engagement or retainer agreements, if any, for the provision of services to the Company have been made available to Buyer in addition to all documents describing the amount, entitlement to and rules governing any insurance, pension plan, sick pay, maternity leave and company car policy of the Company. Apart from the contributions to independent pension plans described on the Disclosure Schedule, there are no defined benefit pension plans, bonus schemes, profit sharing or retirement or other similar benefit schemes operated by the Company and there is no contracting out certificate in force for the Company. There are no negotiations, demands or proposals which are pending or threatened or which have been made since 30th June 1996 which concern matters now covered, or that would be covered, by the foregoing types of agreement, arrangement, plan, or policy.

          (g) Governmental Approvals and Filings. Except as might be provided in the Disclosure Schedule, neither the Sellers nor the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Sale Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

          (h) Disclosure. Each Exhibit, the Disclosure Schedule and each document attached as or on an Exhibit is true, correct, and complete. No representation or warranty by Sellers in this Agreement or any Exhibit or any agreement or certificate referred to in this Agreement contains or except as expressly disclosed to the Buyer between the Effective Date and the Closing Date, will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

          (i) Brokers, Finders. Except as might be provided in the Disclosure Schedule, no finder, broker, agent, or other intermediary, acting on behalf of Sellers or the Company, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof and each of which shall survive the Closing:

     VI.1 Corporate Existence and Authorization Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Missouri and is duly qualified and in good standing in each foreign jurisdiction where the nature of such qualification is required. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     VI.2 No Violation. Buyer is not subject to or obligated under any certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement. Buyer will comply with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     VI.3 Governmental Approvals and Filings. Buyer is not required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Sale Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

     VI.4 Buyer's Shares. To the knowledge of Buyer there are no current circumstances which will directly lead to the suspension of trading of Buyer's Shares issued to Sellers on the public stock exchange or cause Sellers to be unable to register or trade in such Buyer's Shares as are issued to them at the time that they are issued.


                                   ARTICLE VII
                       PERFORMANCE OF BUYER'S OBLIGATIONS

     The obligations of Buyer at Closing shall be subject to the satisfaction at Closing of each of the following (unless waived in writing by Buyer):

     VII.1 Representations and Warranties. Sellers's representations and warranties set forth in Article V and as modified or contained in the Disclosure Schedule shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date.

     VII.2 Performance of Agreement. Each of the Sellers shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

     VII.3 Approvals. All required consents and approvals from Governments and under Contracts shall have been obtained and all waiting periods required by Law shall have expired.

     VII.4 No Adverse Proceeding. No action shall have been instituted and remain pending before a grand jury or court or other Government entity:

          (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby; or

          (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

                                  ARTICLE VIII
                       PERFORMANCE OF SELLERS' OBLIGATIONS

     The obligations of Sellers at Closing shall be subject to the satisfaction at the Closing of each of the following (unless waived in writing by Sellers):

     VIII.1 Representations and Warranties. Buyer's representations and warranties set forth in Article VI shall have been true and correct in all respects when made and shall be true and correct in all respects on the Closing Date as though such representations and warranties were made at and as of such date.

     VIII.2 Performance of Agreement. Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

     VIII.3 Approvals. All required consents and approvals from Governments and under Contracts shall have been obtained and all waiting periods required by Law shall have expired.

     VIII.4 No Adverse Proceeding. No action shall have been instituted and remain pending before a court or other Government entity:

          (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby; or

          (b) which claims that this Agreement, such transactions, or their consummation, is illegal.



                                   ARTICLE IX
                                ADDITIONAL SHARES

     IX.1 Right to Require Purchase. The Buyer hereby grants to each of Sellers the right (the "Put Option") to require Buyer to purchase from such Seller those Shares belonging to the Seller on the date of Closing which did not constitute Sale Shares (the "Additional Shares"). Such purchase of Additional Shares by the Buyer from each of the Sellers shall be made at the Option Price, as defined below, shall be payable in Buyer's Shares, or in the event that Buyer's Shares are no longer publicly traded, in cash and shall be made upon the other terms and conditions set forth in this Article IX. For the exercise of a Put Option by any of Sellers to be effective, such Put Option must include all of the Additional Shares owned by such Seller on the date the Put Notice is issued.

     IX.2 Time and Exercise of Put. Subject to the provisions of Section 9.7, any of the Plan A or the Plan B Sellers may exercise a Put Option by written notice to the Buyer (the "Put Notice") within sixty (60) days after the approval by the Company's shareholders in annual general meeting of any of the Company's audited financial accounts commencing with the first financial year ending on or after 31st December 2000 and any financial year thereafter up to the financial year ending on 31st December 2005. Once given, a Put Notice may be withdrawn only by the mutual consent of the Buyer and the Seller giving the Put Notice. The Buyer shall complete the purchase of the Additional Shares subject to the Put Notice at the Option Price within ninety (90) days following receipt of the Put Notice.

     IX.3 Plan A Option Price. The Option Price for any Additional Shares of any of the Plan A Sellers which are subject to a Put Notice shall be equal to:

          (a) a sum which shall consist of

               (i) two (2) times the sum of the Operating Profit for the last two (2) calendar years ending before the giving of the Put Notice,

               (ii) multiplied by a ratio, the numerator of which will be the number of Additional Shares held by the Plan A Seller submitting the Put Notice, and the denominator of which will be the total number of issued and outstanding shares of the Company at the date of such Put Notice which sum shall be

          (b) minus any dividends paid to such Seller which are treated as having been made out of the Operating Profit making up part of the Option Price calculation.

     IX.4 Plan B Option Price. The Option Price for the Additional Shares of any of the Plan B Sellers subject to a Put Notice shall be equal to:

          (a) a sum which shall consist of

               (i) two and one-half (2 1/2) times the sum of the Operating Profit for the last two (2) calendar years ending before the giving of the Put Notice,

               (ii) multiplied by a ratio, the numerator of which will be the number of Additional Shares held by the Plan B Seller submitting the Put Notice, and the denominator of which will be the total number of issued and outstanding shares of the Company at the date of such Put Notice, which sum shall be

          (b) minus any dividends paid to such Seller which are treated as having been made out of the Operating Profit making up part of the Option Price calculation.

     IX.5 Valuation of Buyer's Shares. For purposes of Section 9.1, the Buyer's Shares issued in exchange for the Additional Shares of any Seller shall be valued by reference to the following information as reported in The Wall Street Journal for the three days before the date of deemed service of such Seller's Put Notice:

          (a) the value of each of the Buyer's Shares in United States dollars shall be the sum of the closing NASDAQ bid prices for the three days before the date of deemed service of the Seller's Put Notice divided by three; and

          (b) the value of each of the Buyer's Shares as expressed in pounds sterling shall be the United States dollar value at Section 9.5(a) converted into pounds sterling by dividing by three (3) the sum of the closing spot exchange rates for trading among banks in excess of one million United States dollars ($1,000,000) or more, for the three (3) business days prior to the date of deemed service of the Seller's Put Notice.

     IX.6 Buyer's Obligations. The Buyer shall use its best endeavors to procure that the Company produces its audited financial accounts for any of the financial years in respect of which a Put Option may be exercised as soon as is reasonably practicable following the end of the relevant financial year and that the annual general meeting at which those accounts are due to be presented is convened as soon as is reasonably practicable thereafter.

     IX.7 Sale of Interest in Company Notwithstanding the provisions of Section 9.2, if at any date the Buyer enters into a binding agreement to sell, directly or indirectly, more than fifty percent (50%) of the Company's capital stock to a third party unconnected with the Buyer, computed by reference to voting rights or share equity ("Trigger Event"), the Buyer must give notice to Sellers holding Additional Shares of the Trigger Event a minimum of thirty (30) days before completion of any such sale agreement. Upon the occurrence of a Trigger Event, Sellers holding Additional Shares and the Buyer shall have the following rights:

          (a) Each of Sellers holding Additional Shares shall have the option to participate, and the Buyer (subject to Section 9.7(b)) shall have the option to require such Sellers to participate, in the contemplated sale by further notice to each other within thirty (30) days after notice of the Trigger Event and as follows:

               (i) such Sellers shall sell the same proportion of Additional Shares as are then owned by Sellers as the number of shares to be sold by the Buyer bears to the total number of shares owned by the Buyer as at that time; and

               (ii) the sale of Additional Shares by Sellers otherwise shall be on the same terms and conditions (including price) as apply to the Buyer in respect of the contemplated sale.

          (b) Notwithstanding the provisions of Section 9.7(a), the Buyer shall have no right to require any of Sellers to participate in any contemplated sale provided either:

               (i) such Sellers elect to exercise  their Put Option  pursuant to
          Section 9.1 and such election meets the requirements of Section 9.2 as to the timing of such exercise; or

               (ii) such Sellers elect by irrevocable notice to the Buyer within forty five (45) days after notice of the Trigger Event to purchase themselves those shares which the Buyer proposes to sell pursuant to the contemplated sale provided such purchase is made on the same terms and conditions (including price) as apply to such contemplated sale.

     For the avoidance of doubt, in the event that the Buyer and each of Sellers do not exercise their respective rights within the periods described in this
Section 9.7, the provisions of this Article IX shall lapse and will be of no further effect with respect to any of Sellers or Buyer.

     IX.8 Warranties. The exercise of a Put Option by any Seller shall constitute such Seller's representation and warranty that it owns the Additional Shares subject to such Put Option free and clear of all security interests, claims and restrictions.

     IX.9 No Assignment. Except as provided in Article X, the rights granted to Sellers under this Article IX shall be non-assignable and non-transferrable to any person (including but not limited to, any other Seller) unless Buyer gives its prior written consent.


                                    ARTICLE X
                 OWNERSHIP OF SALE SHARES AND ADDITIONAL SHARES

     X.1 Absence of Beneficial Rights to Shares. Each of the Sellers agrees that the Buyer shall be entitled to purchase any Sale Shares or Additional Shares from the registered owner of such Shares as reflected in the register of members of the Company on that date without regard to any claims of beneficial ownership which any other Seller might have to such Shares. Each of the Sellers releases and discharges the Buyer from any and all liabilities or claims (including rights of rescission, if any) which any of them might have with respect to any Sale Shares or Additional Shares purchased by the Buyer in accordance with this
Section 10.1.

     X.2 Effect of Continuing Option Agreements on Exercise of Article IX Rights. As of the date of this Agreement, Walker has the right to purchase four thousand nine hundred forty eight (4,948) Additional Shares and Terrell has the right to purchase eight hundred and five (805) Additional Shares from Smith-Saville pursuant to the Continuing Option Agreements. If the Buyer has received certified copies of the stock transfer forms duly executed by Smith-Saville and which have been presented to the Company transferring some or all of such Additional Shares to either or both of Walker and Terrell (and provided such Additional Shares have not been the subject of any further transfer) the Buyer and the transferee shall thereafter be entitled to treat the transferee of such Additional Shares as the owner of such Shares for all purposes of Article IX. If the Buyer has not received duly executed stock transfer forms regarding the transfer of all of the Additional Shares subject to the Continuing Option Agreement to Walker and Terrell, the Buyer shall be entitled to treat Smith-Saville as the owner of those Shares not so transferred for all purposes of Article IX and in such event:

          (a) once either Smith-Saville or the Buyer has given the other notice of the exercise of any option to purchase Additional Shares pursuant to
     Article IX, Walker and Terrell shall thereafter not be entitled to exercise any rights pursuant to the Continuing Option Agreements (whether or not Walker and Terrell have received such notice). Smith-Saville shall not thereafter execute any stock transfer forms in connection with the purported exercise of any such rights, and the Buyer shall be entitled to disregard any stock transfer form which is received after such notice; and

          (b) Smith-Saville shall be entitled to exercise his Put Option for a maximum of thirty thousand eight hundred thirty two (30,832) Additional Shares at the Plan B Option Price and the sale of any other Additional Shares then owned by Smith-Saville at that time shall take place at the Plan A Option Price.

                                   ARTICLE XI
                       ADDITIONAL COVENANTS OF THE PARTIES

     XI.1 Conduct of Business Before Closing. Until the Closing, the Sellers who are directors of the Company shall:

          (a) cause the Company to operate in the  ordinary  course of business;
     and

          (b) not take or permit the Company to take actions which would cause a material adverse change in the business, financial condition, operations, or prospects of the Company, or in the condition of the assets and property, real and personal, tangible and intangible, of the Company (the "Property"), including but not limited to the following actions:

               (i) any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any shareholder of the Company with respect to any of the Company's securities or any direct or indirect redemption, purchase, or other acquisition by the Company of any of its securities;

               (ii) any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, or employee of the Company, or in any benefits granted under any plan with or for the benefit of any such shareholder, director, officer, agent, or employee;

               (iii) any change made by the Company in its methods of doing business or of accounting;

               (iv) any grant by the Company of any mortgage, security interest, or other encumbrance with respect to the Property;

               (v) any  purchase  by the Company of capital  assets  unless such
          purchase  is  in  an  amount  under  ten  thousand   pounds   sterling
          ((pound)10,000);

               (vi) any loan or advance made by the Company to any person or entity; or

               (vii) any binding commitment or agreement by the Sellers, or any other director of the Company to do any of the foregoing items (i) through (vi).

     XI.2 Access to Records.

          (a) Until the Closing, the Sellers who are directors of the Company shall cause the Company to afford to authorized representatives of Buyer reasonable access during normal business hours to all personnel, premises, properties, books, records, and data of the Company. No such access or investigation, and no other investigation or discovery of facts by Buyer, shall affect Buyer's right to recover for any breach of any Warranties of Sellers hereunder.

          (b) From and after the Closing, Buyer shall cause the Company to afford to authorized representatives of Sellers reasonable access during normal business hours to such records of the Company as the Sellers may reasonably require to prosecute or defend any Government litigation or investigation (including without limitation tax audits); provided that Sellers shall reimburse Buyer for all expenses and costs incurred in connection therewith.

     XI.3 Confidentiality. No Party to this Agreement shall make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Parties, except as required by law. If the Closing does not occur, Buyer, and if the Closing does occur, Sellers, shall not disclose to any third person any confidential information relating to the Company without the prior written consent of the other Parties.

     XI.4 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

     11.5 Bank Guarantee. Buyer shall use reasonable endeavors to procure that Smith-Saville is released from the guarantee he has given in respect of the Company's indebtedness to National Westminster plc.

     11.6  Continuing  Operations.  The Parties  agree that until 31st  December
1997:

          (a) the financial strategy of the Company shall be to maximise Operating Profits;

          (b) the Company shall be under the managerial control of those of the Sellers who are directors of the Company who shall cause the Company to operate in the ordinary course of business and who shall have full managerial control of day to day and operational decisions and matters including the following:

               (i) the Company's expenses;

               (ii) the employment and termination of employees and their terms of remuneration (except for those of the employees who are directors);

               (iii) the acceptance of new business and its pricing;

               (iv) the production and delivery of the Company's goods and services;

               (v) the acceptance of any management or other charges from persons who are not at arm's length for goods or services save to the extent that such charges are added back to Operation Profit;

               (vi) any material change in the nature of the Company's business as agreed with Buyer;

               (vii) any capital transactions or sale of intellectual property rights; provided however, that any sale of intellectual property rights shall be made with both Buyer's and Sellers' consent and that no capital transactions exceeding ten thousand pounds sterling ((pound)10,000) shall take place without the Buyer's consent.

          (c) unless the Sellers consent, until the presentation of the audited accounts for the period ending 31st December 1997 to the shareholders of the Company in annual general meeting, the auditors of the Company shall be and remain Chater Allan; and

          (d) any consent required to be given by the Sellers under this Section
     11.6 shall be deemed given if Sellers holding 75% or more of the Sale Shares give such consent in writing.


                                   ARTICLE XII
                         SHARES AND REGISTRATION RIGHTS

     XII.1 Restrictions and Registration Statement. Buyer's Shares shall be restricted and subject to all transfer restrictions imposed by applicable federal and state securities laws. Buyer shall have the right to affix the legend described in Schedule 12.1 on all certificates for Buyer's Shares. Buyer will include Buyer's Shares at that time issued and outstanding in any registration statement or statements filed with the Securities and Exchange Commission ("SEC") by Buyer from and after the Closing, provided that Buyer will use all reasonable efforts to include the Buyer's Shares in such a registration statement submitted to the SEC within ninety (90) days of the Closing Date or in the case of payments under Sections 2.2(b) or 2.3(b), one hundred and twenty
(120) days after the issuance of the Buyer's Shares. Buyer will use reasonable efforts to answer in a timely fashion any inquiries by the SEC in the interest of completing the registration of the Buyer's Shares. Buyer shall advise the Sellers as to the approval of any such statements.

     XII.2 Costs. Buyer shall bear all of the cost, fees and expenses involved in the preparation and filing of the statements and documents described in
Section 12.1 above; provided, however, that any Seller shall pay his proportionate share of all transfer taxes and brokerage commissions which are incurred as a result of the sale of any of Buyer's Shares by such Seller.

     XII.3 Indemnification. In connection with any registration statement in which Seller is participating, Seller shall furnish to Buyer in writing such information and affidavits as Buyer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Buyer, its directors and officers against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such untrue statement or omission is contained in any information or affidavit so furnished in writing by Seller.

     XII.4 Miscellaneous.

          (a) No Inconsistent Agreements. Buyer shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Sellers in this Agreement.

          (b) Adjustments Affecting Shares. Buyer shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Sellers to include such Buyer's Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such shares in any such registration (including, without limitation, effecting a stock split or a combination of such shares).


                                  ARTICLE XIII
                              RESTRICTIVE AGREEMENT

     For the purpose of assuring to the Buyer the full benefit of the businesses and goodwill of the Company, by way of further consideration for the obligations of the Buyer under this agreement, and as separate and independent agreements each of the Sellers undertake that for three (3) years after Closing, absent prior written consent of the Buyer he will not, either on its or his own account or for any other person directly or indirectly solicit away from, interfere with or endeavor to entice away from the Company any person who to its or his knowledge is, or has during the past one (1) year been, a client, customer or employee of, or in the habit of dealing with, the Company.



                                   ARTICLE XIV
                                     DAMAGES

     XIV.1 Survival. The respective representations and warranties made by the Parties in Articles V and VI shall survive the Closing Date but shall expire three years from the Closing Date unless a claim with respect thereto shall have been made prior to such date against the Party or Parties responsible for making such representation or warranty and thereby responsible for damages hereunder (the "Indemnifying Party"); provided, that the foregoing shall not apply to representations and warranties under Sections 5.1, 5.2, 5.3, 5.4(a), (b), (d) and the first sentence of 9.8, which shall survive for a period of six years from the Closing Date.

     XIV.2 Notice of Claim. In the event that a Party seeks damages on behalf of itself, its permitted assigns, agents, and in the case of the Buyer its shareholders, directors, officers, successors or the Company, such Party seeking damages (the "Indemnified Party") shall give written notice to the Indemnifying

Party specifying in reasonable detail the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than ten
(10) days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

     XIV.3 Limitations on Liability. The relevant Indemnifying Parties shall have no liability (or such liability shall be reduced) in respect of any claim as follows:

          (a) where the matter or matters giving rise to such claim and the amount of such claim are fairly and specifically disclosed in the Disclosure Schedule;

          (b) where the amount of such claim does not exceed fifteen thousand pounds sterling ((pound)15,000) (or its equivalent in local currency) (provided that where any claim exceeds fifteen thousand pounds sterling ((pound)15,000) the Indemnifying Parties shall be liable for the full amount of such claim and not simply the excess);

          (c) where provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Financial Statements, but only up to the amount specifically reserved for in the Financial Statements;

          (d) where any claim occurs or is increased as a result of any change in legislation after the date of this Agreement (or any legislation not in force at the date of this Agreement) which take effect retrospectively or the withdrawal after the date of this Agreement of any published concession or published general practice previously made by the Inland Revenue or other taxing authority;

          (e) where any claim occurs or is increased as a result of any increase in the rate of taxation in force at the date of this Agreement;

          (f) where any breach of the Warranties occurs as a result of or is otherwise attributable to the Indemnified Party disclaiming any part of the benefit of capital or other allowances against taxation claimed or proposed to be claimed on or before the date of this Agreement;

          (g) where the aggregate of all claims against any individual Seller exceeds the amount that Seller received from Buyer in consideration for the purchase of that Seller's Sale Shares under Articles II and IV, that Seller shall not be responsible for payment to Buyer of any amount exceeding the amount of consideration received by that Seller;

          (h) where a claim is attributable to any voluntary act or omission of or transaction or arrangement carried out by the Indemnified Party after the Closing Date otherwise than in the ordinary course of business and without prejudice to the generality of the foregoing the following shall not be regarded as being within the ordinary course of business of the Company for the purpose of this Agreement:

               (i) any taxes arising under Part XVII Income and Corporation Taxes Act 1988 (Tax Avoidance);

               (ii) any taxes arising in connection with any distribution (as defined in Part VI Income and Corporation Taxes Act 1988) or any deemed distribution;

               (iii) any taxes arising in respect of the acquisition disposal or supply of any assets, goods, services or business facilities for a consideration deemed for taxation purposes to be in excess of that actually given or received; or

               (iv) any disposal or deemed disposal of chargeable assets.

          (i) where a claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Indemnified Party to make any claim, election surrender or disclaimer or give notice or consent or do any other thing under the provisions of any enactment or regulation relating to taxation after the Closing Date the making, giving or doing of which was taken into account in computing the provision for taxation in the Financial Statements;

          (j) where a claim relates to a liability for taxation which would not have arisen but for any winding up or cessation after the Closing Date of any trade or business carried on by any Indemnified Party;

          (k) where any claim would not have arisen but for a change of accounting policy or practice of any Indemnified Party after the Closing Date;

          (l) where the amount of a claim shall cause a relief from taxation arising by virtue of the loss or damage in respect of which the claim was made, provided however, that any liability so reduced shall then be increased by any amount of taxation attributable to receipt of the indemnity payment;

          (m) to the extent that that liability for taxes has been made good by insurers or otherwise compensated for without cost to any Indemnified Party; or

          (n) to the extent that any income, profits or gains to which that liability for taxes is attributable were actually earned or received by or actually accrued to the Company but were not reflected in the Financial Statements.

     XIV.4 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to damages hereunder because of a claim asserted by any claimant (other than an Indemnified Party hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in

(but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnity and assume the defense of any such Third-Person Claim:

          (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate; and

          (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense.

     If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or wilful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

     XIV.5 Access to Records. The Indemnified Party shall provide to the Indemnifying Party and the Indemnifying Party's professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the Third-Person Claim and enabling the Indemnifying Party to take such action as referred to in Section 14.7 above and shall allow the Indemnifying Party and its advisers to take copies of any relevant documents or records.

     XIV.6 Reduction in Purchase Price. Any amount payable by the Sellers to an Indemnified Party in satisfaction of any claim made under the Warranties shall be treated as a reduction in the amount of the purchase price paid to the Seller concerned.

     XIV.7 Over Provisions and Corresponding Benefits. If the Company's auditors shall certify (at the request and expense of a majority of the holders of the Sale Shares) that any provision for taxation in the Financial Statements (excluding any provision for deferred taxation) has proved to be an over provision or that a liability for taxes which has resulted in a payment being made by the Sellers or for breach of any Warranty has given rise to a relief from taxes which would not otherwise have arisen and a liability of the Company or the Buyer to make an actual payment of taxes has been satisfied, avoided or reduced by the use of that relief, then:

          (a) the amount of such over provision or amount of tax saved shall be set off against any payment then due from the Sellers; and

          (b) to the extent that there is an excess, a refund shall be made to the Sellers of any previous payment or payments for breach of the Warranties made by them under this Agreement and not previously refunded under this Section 14.7 up to the amount of such excess; and

          (c) to the extent that the excess referred to in part (b) above is not exhausted, the remainder of any excess shall be carried forward and set off against any future payment or payments for breach of the Warranties which may become due from the Sellers under this Agreement.

     XIV.8 Buyer acknowledges that it has not been induced to enter into this Agreement by any representation or warranty, other than the Warranties:

          (a) made by any Seller, other than Smith-Saville, Meyland-Smith, Michaelson and Walker;

          (b) relating to any projections, future event or any other matter other than the present or historic position of the Company.

     XIV.9 Smith-Saville, Meyland-Smith, Michaelson and Walker shall not be liable for any misrepresentation relating to the subject matter of this
Agreement:

          (a) to the extent that any loss suffered by the Buyer exceeds the amount that the Seller concerned has received for the purchase of that Seller's shares under Article II;

          (b) to the extent Buyer receives compensation for a claim under the Warranties in relation to the subject matter of that misrepresentation.

     Nothing in this Agreement is intended to limit the Buyer's ability to make any claims for or be compensated for any fraudulent misrepresentations.


                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

 XV.1     Notices

          (a) Any notice or other communication required or permitted to be given under this Agreement shall be in writing in the English language and delivered personally or sent by first class mail (postage prepaid) or facsimile transmission and any notice so posted shall be deemed to have been received in the ordinary course of post, and any notice sent by facsimile shall be deemed to have been given twenty four (24) hours after transmission.

          (b) Notices under this Agreement shall be sent to the following addresses:

                  If to Buyer:

                  Applied Cellular Technology, Inc.
                  P.O. Box 2067
                  James River Professional Center
                  Suite 2
                  Nixa, Missouri  65714
                  Attention:  Mr. Richard J. Sullivan, Chairman
                  Telecopier No. 417/779-5895

                  With a copy to:

                  Llewellyn Sale III
                  Bryan Cave LLP
                  One Metropolitan Square
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri  63102
                  Telecopier No. 314/259-2020

                  If to Sellers:

                  Robin James Smith-Saville
                  Malting House,
                  Newnham Road,
                  Cambridge CB3 9EY
                  Telecopier No. 44-1223-311-066



                  Else Meyland-Smith
                  Malting House,
                  Newnham Road,
                  Cambridge, CB3 9EY
                  Telecopier No. 44-1223-311-066

                  Lawrence Jan Martin Smith
                  18 Highworth Avenue,
                  Cambridge CB4 2BG

                  Susan Mary Smith
                  18 Highworth Avenue,
                  Cambridge CB4 2BG

                  Paul Roscoe Turner
                  4 Goretree Road,
                  Hemingford Grey,
                  Huntingdon PE18 9BP

                  Stephen Kingsley Barton
                  12 Acre House Avenue,
                  Lindley,
                  Huddersfield HD3 3BB

                  MTI Managers Ltd.
                  Langley Place,
                  99 Langley Road
                  Watford
                  Herts  WD1 3PE
                  Telecopier No. 44-1923-247-783

                  Geoffrey John Walker
                  259 Campkin Road,
                  Cambridge  CB4 2LE
                  Telecopier No. 44-1223-321-450

                  Peter Martin Terrell
                  20 Meadow Lane,
                  Over,
                  Cambridgeshire CB4 5NF

                  Melvin Barmat
                  6304 Herkos Court,
                  Bethesda,
                  Maryland 20817

                  Robert Bernard Michaelson
                  23 Assarts Road,
                  Malvern Wells,
                  Worcestershire WR14 4HW
                  Telecopier No. 44-1684-893-041


     XV.2 Entire Agreement. This Agreement and the Exhibits and documents specifically mentioned herein embody the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

     XV.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns, and the Sellers and their legal representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties (which consent shall not be unreasonably withheld), except that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Sale Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Buyer.

     XV.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     XV.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or an Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All of the Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

     XV.6 Expenses. Sellers (and not the Company) shall pay all costs and expenses incurred on behalf of themselves or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of advisors, brokers, attorneys and accountants; provided however, that Sellers may before the Closing Date cause the Company to pay miscellaneous expenses, which do not include any expenses mentioned above, up to a limit of ,5,000 or which have been specifically approved by Buyer in writing. Buyer shall pay the fees of Bryan Cave LLP and its accountants incurred by it in connection with the transactions contemplated by this Agreement.

     XV.7 Termination of the Agreement. This Agreement may be terminated by a Party hereto without further liability or obligation if:

          (a) such Party is not in breach or violation hereof; and

          (b) the conditions to such Party's obligations at Closing have not been satisfied by 11th August 1997.

     XV.8 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

     XV.9 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of England, without reference to its choice of law rules. The Parties submit to the non-exclusive jurisdiction of the English courts.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


                                    ROBIN JAMES SMITH-SAVILLE




                                    ELSE MEYLAND-SMITH




                                    LAWRENCE JAN MARTIN SMITH




                                    SUSAN MARY SMITH





                                    PAUL ROSCOE TURNER





                                    STEPHEN KINGSLEY BARTON

     MANAGED TECHNOLOGY INVESTORS BY ITS GENERAL PARTNER, MTI MANAGERS LTD.



                                    By: Paul Castle
                                    Title:  Chief Executive


                                    GEOFFREY JOHN WALKER




                                    PETER MARTIN TERRELL




                                    ROBERT BERNARD MICHAELSON



                                    MELVIN BARMAT


                                                 "Sellers"


                                    APPLIED CELLULAR TECHNOLOGY, INC.


                                    By: Garrett Sullivan
                                    Title: President
                                                 "Buyer"